Exhibit 99.2

Fact Sheet	February 19, 2008
Sale of Northern Utilities and Granite State Gas Transmission to Unitil
Below are some key facts in association with a joint news release issued today by NiSource Inc. and Unitil Corporation (available at www.nisource.com) regarding the sale of Northern Utilities, Inc. and Granite State Gas Transmission, Inc. to Unitil.
▪	Sale Price: $160 million, plus working capital at the time of close. Historically, working capital has averaged $25 million.

▪	Financial Impacts for NiSource: The transaction is expected to be mildly accretive to NiSource earnings (approximately 1 cent per share in 2009). The transaction also is expected to be favorable to NiSource’s credit profile, as proceeds will be used to pay down debt.

▪	Anticipated Sale Closing: The transaction is expected to be complete by year-end 2008, pending state regulatory commission approvals in Maine and New Hampshire and review by certain federal agencies.

▪	Strategic Rationale: Sale provides cash proceeds for debt retirement, is mildly accretive to earnings, and enables NiSource to focus on its long-term growth plan, which centers on commercial development and expansion of natural gas pipeline and storage business, as well as investment-driven growth at regulated utility businesses.

▪	Background on NiSource Ownership of Northern Utilities and Granite State: NiSource purchased Northern Utilities and Granite State as part of its larger overall purchase of Bay State Gas Company and its subsidiaries in 1999 for $1.1 billion, inclusive of working capital.

▪	Retention of Bay State Gas: NiSource is retaining Bay State Gas Company as a component of its long-term, investment-driven growth strategy for its core regulated utility businesses.

▪	Discontinued Operations: NiSource will account for Northern Utilities and Granite State as discontinued operations, and the transaction is expected to result in an after tax book loss of approximately $65 million to be recorded in the first quarter of 2008.
FOR ADDITIONAL INFORMATION

Media	Investors
Tom Cuddy	Randy Hulen
Director, Communications	Director, Investor Relations
(219) 647-5581	(219) 647-5688
tcuddy@nisource.com	rghulen@nisource.com

NISOURCE FACT SHEET
February 19, 2008

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This fact sheet includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the success of NiSource’s restructured outsourcing agreement; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.
###